     As filed with the Securities and Exchange Commission on April 23, 2002
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        THE REYNOLDS AND REYNOLDS COMPANY
             (Exact name of registrant as specified in its charter)


               OHIO                                          31-0421120
      (State or jurisdiction of                           (I.R.S. Employer
      incorporation or organization)                     Identification No.)


                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
               (Address of principal executive offices) (Zip code)

                        THE REYNOLDS AND REYNOLDS COMPANY
                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                            (Full title of the plan)

                            DOUGLAS M. VENTURA, ESQ.
                   VICE PRESIDENT, ALLIANCES AND ACQUISITIONS,
                          GENERAL COUNSEL AND SECRETARY
                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
                     (Name and address of agent for service)

                                 (937) 485-2000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
 Title of Securities   Amount to be   Proposed maximum offering  Proposed maximum aggregate        Amount of
  to be registered      registered       price per share(1)           offering price(1)       registration fee(1)
--------------------------------------------------------------------------------------------------------------------
   Class A Common         30,000               $29.08                     $872,400                   $80.26
   Shares, no par
       value
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457 promulgated under the Securities Act of 1933, the offering price per share and, therefore, the aggregate offering price and registration fee, were based on the average of the high and low trading prices of the Registrant's Class A Common Shares as reported on the New York Stock Exchange Composite Index on April 22, 2002.

                                     PART I

         The information specified in Part I of Form S-8 is not required to be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Note 1 to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the
Section 10(a) prospectus is included in the documents being maintained and delivered by The Reynolds and Reynolds Company as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the SEC on December 26, 2001.

(b)(1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed with the SEC on February 13, 2002.

(b)(2) The Registrant's definitive proxy statement on Schedule 14A filed with the SEC on December 26, 2001.

(c)(1) The "Description of Registrant's Securities to be Registered" contained in the Registrant's Amended Registration Statement on Form 8-A/A which was filed with the SEC on October 20, 1998.

(c)(2) The "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A which was filed with the SEC on April 18, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         For purposes of this registration statement, Douglas M. Ventura, Esq., Vice President, Alliances and Acquisitions, General Counsel and Secretary of The Reynolds and Reynolds Company, is giving his opinion of the validity of the shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 1701.13(E) of the Ohio Revised Code, we are permitted to indemnify any of our directors, officers, employees or agents against costs and expenses incurred in connection with any action, suit or proceeding brought against any such person by reason of his/her having served us in such capacity, provided that he/she meets certain "good faith" tests provided by law, and provided further that, with respect to suits brought on behalf of us, he/she is not adjudged to be liable for negligence or misconduct unless the relevant court finds indemnification to be nevertheless appropriate in view of all the circumstances. The statute also provides that in the event an officer or director has been successful on the merits in defense of any such action, suit or proceeding, such officer or director shall be indemnified by us against actual and reasonable expenses in connection therewith.

         Article Ninth of our Amended Articles of Incorporation provides that, as more specifically set forth in our Consolidated Code of Regulations, we may provide to any of our directors, officers, other employees or agents or any person who serves at our request as a director, trustee, other employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute.

         Paragraph B of Section 1 of Article IX of our Consolidated Code of Regulations provides for indemnification of our directors, officers and employees, and persons who, at our request, act as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred in connection with any action as to which he/she was or is or may be made a party by reason of his/her acting in such capacity, involving a matter as to which it shall be determined, as provided therein, that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal matter or proceeding, in addition, that he/she had no reasonable cause to believe that his/her conduct was unlawful; provided, however, that in the case of an action by us or on our behalf to procure a judgment in our favor, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his/her duty to us unless, and only to the extent that, the Court of Common Pleas or other court where such action was brought shall determine such indemnification to be proper.

         Additionally, we have entered into indemnification agreements with each of our directors. Each agreement indemnifies the director to the fullest extent permitted by law. The agreements cover any and all fees, expenses, judgments, fines, penalties and settlement amounts paid in any matter relating to the director's role as our director, officer, employee, agent or fiduciary or when serving as our representative with respect to another entity. A director would not be entitled to indemnification in connection with a proceeding initiated by that director prior to a "change in control" (as that term is defined in each indemnification agreement) unless the proceeding was authorized or consented to by our board of directors. The indemnification agreements provide for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director's obligation to repay (at our request) those advances if it is determined later that the director is not entitled to indemnification. If it is determined that (1) a director is not entitled to indemnification under applicable law and (2) the director challenges that determination in a court of law, the indemnification agreements provide that, subject to applicable law, the challenging director is entitled to indemnification for, and advancement of, all fees and expenses incurred in any such proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.       DOCUMENT
-----------       --------
(4)(a)            Amended and Restated Articles of Incorporation of the
                  Registrant, incorporated by reference to Exhibit A to the Registrant's definitive proxy statement dated January 5, 1995, and the amendment thereto incorporated by reference to Exhibit
                  2 of the Registrant's Form 8A/A dated October 20, 1998.

(4)(b) Amended and Restated Consolidated Code of Regulations of the Registrant, incorporated by reference to Exhibit A to the Registrant's definitive proxy statement filed with the SEC on December 29, 2000.

(4)(c) Shareholder Rights Plan incorporated by reference to the Registrant's Form 8-A filed with the SEC on April 18, 2001.

(4)(d) The Reynolds and Reynolds Company Non-Employee Director Stock Compensation Plan incorporated by reference to Exhibit 4(e) to the Registrant's Form S-8 which was filed with the SEC on February 10, 2000.

(5) Opinion of Douglas M. Ventura, Vice President, Alliances and Acquisitions, General Counsel and Secretary of The Reynolds and Reynolds Company.*

(23)              Consent of Deloitte & Touche LLP, independent auditors.*

(24)              Power of Attorney (included on signature page).*


* denotes that the Exhibits are filed herein.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on April 23, 2002.

                                        THE REYNOLDS AND REYNOLDS COMPANY


                                        By:  /s/ Douglas M. Ventura
                                             -----------------------------------
                                             Douglas M. Ventura, Vice President,
                                             Alliances and Acquisitions, General
                                             Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd G. Waterhouse and Douglas M. Ventura, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


/s/ Lloyd G. Waterhouse                                          April 23, 2002
-----------------------------------------------------------
Lloyd G. Waterhouse, Chief Executive Officer, Chairman and
President

/s/ Dale L. Medford                                              April 23, 2002
-----------------------------------------------------------
Dale L. Medford, Executive Vice President, Chief Financial
Officer and Director

/s/ David E. Fry                                                 April 23, 2002
-----------------------------------------------------------
Dr. David E. Fry, Director

/s/ Cleve L. Killingsworth, Jr.                                  April 23, 2002
-----------------------------------------------------------
Cleve L. Killingsworth, Jr., Director

/s/ Philip A. Odeen                                              April 23, 2002
-----------------------------------------------------------
Philip A. Odeen, Director

/s/ Donald K. Peterson                                           April 23, 2002
-----------------------------------------------------------
Donald K. Peterson, Director

/s/ Stephanie Bergeron                                           April 23, 2002
-----------------------------------------------------------
Stephanie Bergeron, Director


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